UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2013

EQUITY RESIDENTIAL (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-12252 (Commission File Number)	13-3675988 (I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP (Exact Name of Registrant as Specified in its Charter)

Illinois (State or other jurisdiction of incorporation or organization)	0-24920 (Commission File Number)	36-3894853 (I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Supplemental Long-Term Compensation Awards for Chairman of the Board and Named Executive Officers

As previously announced, on February 27, 2013, Equity Residential (the “Company”) acquired approximately 60% of the assets and liabilities of Archstone Enterprise LP for total consideration of approximately $9 billion (“Archstone transaction”). The Archstone transaction was strategically important for the Company and its shareholders as the Company acquired more than 21,000 high quality apartment units in its core markets. The Company also benefited from funding a significant portion of the acquisition with proceeds from the sale of its non-core assets.

On March 14, 2013 (the “Grant Date”), the Company’s Chairman of the Board of Trustees, its executive officers and certain other employees were granted supplemental long-term compensation awards (the “Supplemental Awards”) under the Company’s 2011 Share Incentive Plan (the “2011 Plan”) in recognition of their significant and value added contributions in connection with both the closing of the Archstone transaction and the $150 million termination fee paid to the Company by the prior owners of Archstone in June 2012. The following table shows the grant date value of the Supplemental Awards awarded to the Company’s Chairman and its executive officers identified as “named executive officers” in the Company’s 2012 Proxy Statement:

Name and Principal Position	Number of Shares/LTIP Units	Grant Date Value of Shares/LTIP Units
Samuel Zell Chairman of the Board	17,733	$999,964

David J. Neithercut Chief Executive Officer & President	35,467	1,999,984

Alan W. George Executive Vice President & Chief Investment Officer	17,733	999,964

Mark J. Parrell Executive Vice President & Chief Financial Officer	17,733	999,964

David S. Santee Executive Vice President – Operations	8,866	499,954

Frederick C. Tuomi Executive Vice President & President – Property Management	4,433	249,977

The value of the restricted shares/LTIP Units, which vest in full on March 14, 2016, was calculated based on the closing price of the Company’s common shares on the Grant Date of $56.39. The recipients of Supplemental Awards are not eligible for the retirement vesting benefits described in the 2012 Proxy Statement if they voluntarily leave the Company or its Board of Trustees prior to January 1, 2014, other than Mr. Tuomi who previously announced his retirement from the Company effective as of June 30, 2013.

LTIP Units are available for issuance under the 2011 Plan as an alternative to restricted common shares and represent a class of limited partnership interests in ERP Operating Limited Partnership, the Company’s operating partnership, that are exchangeable for common shares of the Company on a one-for-one basis under certain conditions. Distributions are paid on LTIP Units at the same rate as on the Company’s common shares and OP Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: March 18, 2013	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel
ERP OPERATING LIMITED PARTNERSHIP
	By:	Equity Residential, its general partner
Date: March 18, 2013	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel